EXECUTION VERSION INDENTURE Dated as of March 5, 2019 Between FEDNAT HOLDING COMPANY, as Issuer and THE BANK OF NEW YORK MELLON, as Trustee SENIOR UNSECURED NOTES DUE 2029

TABLE OF CONTENTS Page ARTICLE I. Definitions and Incorporation by Reference 1 SECTION 1.1. Definitions 1 SECTION 1.2. Rules of Construction 18 ARTICLE II. The Notes 19 SECTION 2.1. Form and Dating 19 SECTION 2.2. Form of Execution and Authentication 20 SECTION 2.3. Registrar and Paying Agent 21 SECTION 2.4. Paying Agent to Hold Money in Trust 22 SECTION 2.5. Lists of Holders of the Notes 22 SECTION 2.6. Transfer and Exchange 22 SECTION 2.7. Replacement Notes 30 SECTION 2.8. Outstanding Notes 31 SECTION 2.9. Treasury Notes 31 SECTION 2.10. Temporary Notes 31 SECTION 2.11. Cancellation 31 SECTION 2.12. Payment of Interest and Defaulted Interest 32 SECTION 2.13. CUSIP and ISIN Numbers 32 SECTION 2.14. Paying Agent Provisions 33 SECTION 2.15. Agents’ Interest 33 ARTICLE III. Covenants 33 SECTION 3.1. Payment of Notes 33 SECTION 3.2. Reports 34 SECTION 3.3. Limitations on Indebtedness 36 SECTION 3.4. Limitation on Restricted Payments 38 SECTION 3.5. Limitation on Liens 38 SECTION 3.6. Maintenance of Reinsurance Coverage 38 SECTION 3.7. Maintenance of Insurance Subsidiaries 39 SECTION 3.8. Change of Control 39 SECTION 3.9. Access to Books and Records 41 SECTION 3.10. Compliance Certificate 41 SECTION 3.11. Statement by Officers as to Default 42 SECTION 3.12. Material Defaults 42 SECTION 3.13. Payment for Consents 42 SECTION 3.14. Limitation on Dispositions of Capital Stock of Significant 42 Subsidiaries SECTION 3.15 Ratings 42 i

ARTICLE IV. Successor Company 43 SECTION 4.1. When Company May Merge or Otherwise Dispose Assets 43 ARTICLE V. Redemption 44 SECTION 5.1. Optional Redemption 44 SECTION 5.2. Election to Redeem; Notice to Trustee of Optional Redemptions 44 SECTION 5.3. Selection by Registrar of Notes to be Redeemed 44 SECTION 5.4. Notice of Redemption 45 SECTION 5.5. Deposit of Redemption Price 45 SECTION 5.6. Notes Payable on Redemption Date 46 SECTION 5.7. Notes Redeemed in Part 46 SECTION 5.8. Special Mandatory Redemption 46 ARTICLE VI. Defaults and Remedies 47 SECTION 6.1. Events of Default 47 SECTION 6.2. Acceleration 49 SECTION 6.3. Other Remedies 49 SECTION 6.4. Waiver of Past Defaults 49 SECTION 6.5. Control by Majority 49 SECTION 6.6. Limitation on Suits 50 SECTION 6.7. Rights of Holders to Receive Payment 50 SECTION 6.8. Collection Suit by Trustee 50 SECTION 6.9. Trustee May File Proofs of Claim 50 SECTION 6.10. Priorities 51 SECTION 6.11. Undertaking for Costs 51 ARTICLE VII. Trustee 51 SECTION 7.1. Duties of Trustee 51 SECTION 7.2. Rights of Trustee 52 SECTION 7.3. Individual Rights of Trustee 54 SECTION 7.4. Disclaimer 54 SECTION 7.5. Notice of Defaults 54 SECTION 7.6. Compensation and Indemnity 55 SECTION 7.7. Replacement of Trustee 55 SECTION 7.8. Successor Trustee by Merger 56 SECTION 7.9. Agents 56 ARTICLE VIII. Discharge of Indenture; Defeasance 57 SECTION 8.1. Discharge of Liability on Notes; Defeasance 57 SECTION 8.2. Conditions to Defeasance 58 SECTION 8.3. Application of Trust Money 59 ii

SECTION 8.4. Repayment to Company 59 SECTION 8.5. Indemnity for U.S. Government Obligations 59 SECTION 8.6. Reinstatement 59 ARTICLE IX. Amendments 59 SECTION 9.1. Without Consent of Holders 59 SECTION 9.2. With Consent of Holders 60 SECTION 9.3. Effect of Consents and Waivers 61 SECTION 9.4. Notation on or Exchange of Notes 61 SECTION 9.5. Trustee to Sign Amendments 61 ARTICLE X. Miscellaneous 62 SECTION 10.1. Notices 62 SECTION 10.2. Certificate and Opinion as to Condition Precedent 63 SECTION 10.3. Statements Required in Certificate or Opinion 63 SECTION 10.4. When Notes Disregarded 63 SECTION 10.5. Rules by Trustee, Paying Agent and Registrar 64 SECTION 10.6. Days Other than Business Days 64 SECTION 10.7. Governing Law; Submission to Jurisdiction 64 SECTION 10.8. Waiver of Jury Trial 64 SECTION 10.9. No Recourse Against Others 64 SECTION 10.10. Successors 64 SECTION 10.11. Multiple Originals 64 SECTION 10.12. Table of Contents; Headings 65 SECTION 10.13. Force Majeure 65 SECTION 10.14 Tax Matters 65 SECTION 10.15 Complaints 65 EXHIBITS EXHIBIT A Form of 144A Note EXHIBIT B Form of IAI Note EXHIBIT C Form of Certificate of Transfer EXHIBIT D Form of Certificate of Exchange EXHIBIT E Form of Certificate from Acquiring Institutional Accredited Investor iii

INDENTURE, dated as of March 5, 2019 (as originally executed or amended, supplemented or otherwise modified from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions hereof, this “Indenture”), between FedNat Holding Company, a corporation organized under the laws of Florida (together with its successors and assigns, the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (together with its successors and assigns, in such capacity, the “Trustee”). Recitals of the Company Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes: ARTICLE I. Definitions and Incorporation by Reference SECTION 1.1. Definitions. “Acquired Indebtedness” means, with respect to any Person, Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person is merged or consolidated with the Company or a Subsidiary or becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, and Indebtedness secured by a Lien encumbering any asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person is merged or consolidated with the Company or a Subsidiary or becomes a Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets. “Acquisition Agreement” has the meaning assigned to such term in Section 5.8. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Agent” means any Registrar or Paying Agent. “Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith. 1

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (1) 1.0% of the then outstanding principal amount of such Note and (2) the excess (if any) of: (A) the present value at such redemption date of (i) the redemption price of such Note at March 15, 2024 (such redemption price being set forth in the table in Section 5.1(b) hereof) (excluding any accrued but unpaid interest), plus (ii) all required interest payments due on such Note through March 15, 2024 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points; over (B) the then outstanding principal amount of such Note. The Company will calculate the Applicable Premium and the Trustee will not be responsible for such calculation. “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange or for other procedural matters. “Applicable Rating Agency” means one of the following Rating Agencies at any given time: (i) in the case that there is only one Rating Agency rating the Notes, such Rating Agency, (ii) in the case that there are two Rating Agencies rating the Notes, such Rating Agency providing the lower rating, or (iii) in the case that there are three or more Rating Agencies rating the Notes, such Rating Agency providing the second lowest rating. The initial Rating Agency shall be Egan Jones. “Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, (1) if such Sale/Leaseback Transaction does not constitute a Capitalized Lease Obligation, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP or (2) if such Sale/Leaseback Transaction constitutes a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.” “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments. “Board of Directors” means: (1) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter; and (2) with respect to any other Person, the board or committee of such Person serving a similar function. “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee. 2

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to close. “Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount of “Surplus as regards policyholders” as reflected on the annual statutory financial statements filed by such Insurance Subsidiary on the NAIC. “Capital Stock” of any Person means (1) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (2) with respect to any Person that is not a corporation, any and all partnership, limited liability company, membership or other equity interests of such Person, but in each case excluding any debt securities convertible into any of the foregoing. “Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty. “Cash Equivalents” means: (1) U.S. dollars; (2) securities issued or directly and fully guaranteed or insured by the United States Government or issued by any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition; (3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P or “A2” or better from Moody’s; (4) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, or “A” or the equivalent thereof by Moody’s or (y) the short-term commercial paper of such commercial bank or its parent company is rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, and having combined capital and surplus in excess of $500 million; (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above, entered into with any bank meeting the qualifications specified in clause (4) above; (6) commercial paper rated at the time of acquisition thereof at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s, or carrying an equivalent rating 3 by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; (7) instruments equivalent to those referred to in clauses (1) through (6) above denominated in Euros or any foreign currency comparable in credit quality and tenor to those referred to in such clauses and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; (8) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above; (9) money market funds that (i) comply with the criteria set forth in Rule 2A-7 of the Investment Company Act of 1940, as amended, (ii) are rated at the time of acquisition thereof “AAA” or the equivalent by S&P or “Aaa” or the equivalent thereof by Moody’s and (iii) have portfolio assets of at least $5.0 billion; and (10) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (4) of this definition. “Catastrophe Event” means a single incident or series of closely related incidents that result in $25,000,000 or more in United States industry-wide direct insured losses to property, as reported by Property Claims Services, and that affect a significant number of policyholders and insurers. “Change of Control” means: (1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets); (2) during any period of twelve consecutive months, a majority of the members of the Board of Directors of the Company are not Continuing Directors; (3) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company; “Code” means the Internal Revenue Code of 1986, as amended. “Commodity Agreement” means any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by the Company or any Subsidiary. 4

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock. “Consolidated Capital” means, as of any date, the total shareholders’ equity of the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP plus the Indebtedness of the Company and its Subsidiaries on a consolidated basis outstanding as of such date. “Consolidated EBIT” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period: (1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense; plus (b) Consolidated Income Taxes. (2) decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBIT in any prior period); and (3) increased or decreased (without duplication) to eliminate the following items reflected in Consolidated Net Income: (a) any non-ordinary course net gain or loss resulting in such period from Hedging Obligations and the application of FASB ASC 815; (b) all unrealized gains and losses relating to financial instruments or liabilities to which fair market value accounting is applied; (c) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and (d) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition. “Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any Governmental Authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any Governmental Authority. “Consolidated Indebtedness” means, as of any date, the Indebtedness of the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP. 5

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capitalized Lease Obligations that are allocable to interest expense, excluding (x) any write-offs of capitalized fees under a Debt Facility and all amendments thereto, (y) all non-cash charges for the amortization of deferred financing fees and debt issuance costs, and (z) any interest on tax reserves to the extent the Company has elected to treat such interest as an interest expense under FASB ASC 450 since its adoption. “Consolidated Net Income” means the consolidated net income (loss) as shown in the Company’s and its consolidated Subsidiaries’ financial statements prepared in accordance with GAAP (before preferred stock dividends, if applicable). “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election either by a specific vote or by approval of a proxy statement issued by the Company on behalf of its entire Board of Directors in which such individual is named as a nominee for director. “Corporate Trust Office” shall be at the address of the Trustee specified in Section 10.1 or such other address as to which the Trustee may give notice to the Company or Holders pursuant to the procedures set forth in Section 10.1. “Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary. “Debt Facility” or “Debt Facilities” means, with respect to the Company, one or more financing arrangements providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents), including, without limitation, any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder pursuant to incremental facilities or adding Subsidiaries of the Company as additional guarantors thereunder, and whether or not increasing the amount of Indebtedness that may be issued thereunder. “Debt to Capital Ratio” means, as of any date, the ratio (expressed as a percentage) equal to Consolidated Indebtedness of the Company as of such date divided by the Consolidated Capital of the Company as of such date. “Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default. “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6, substantially in the form of Exhibit A hereto (as to any Holder that is a QIB) or substantially in the form of Exhibit B hereto (as to any Holder that is an Institutional Accredited Investor but not a QIB) except that, in each case, such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto. 6

“Department” means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement. “Depositary” means, with respect to each Global Note, the Person specified in Section 2.1(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor. “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; (2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or (3) is redeemable at the option of the holder of the Capital Stock in whole or in part in each case on or prior to the date 91 days after the earlier of the final maturity date of any Notes and the date on which no Notes are outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control (defined in a substantially identical manner to the corresponding definition in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision unless such repurchase or redemption complies with Section 3.4. “Egan Jones” means Egan Jones Rating Company, or any successor thereto. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder. “Excluded Taxes” means any of the following taxes imposed on or with respect to a Holder, or required to be withheld and deducted from a payment to or in respect of the Holder or the Paying Agent, in respect of amounts payable to the Holders, (1) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Holder being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Taxes imposed as a result of a present or former connection between a Holder and the jurisdiction imposing such Tax (other than connections arising from a Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by any Indenture, or sold or assigned an interest in any Note), (2) in the case of a Holder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Holder with respect to an applicable interest in the Notes pursuant to a law in effect on the date on which (i) such Holder acquires such interest in the Notes or (ii) such Holder changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Holder’s assignor immediately before such Holder became a party hereto or to such Holder immediately before it changed its lending office, (3) Taxes attributable to such 7

Holder’s failure to timely provide a properly completed IRS Form W-8 or W-9, as applicable, or any other relevant form necessary to demonstrate Holder’s entitlement to an exemption from or reduction of withholding Tax with respect to payments made to the Paying Agent and (4) any U.S. federal withholding Taxes imposed under FATCA. “Fair Market Value” means, with respect to any property, the price that would reasonably be expected to be paid in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by (x) if such decision involves a determination of Fair Market Value equal or less than $100,000, in Good Faith by the Company, and (y) if such decision involves the determination of Fair Market Value in excess of $100,000, in good faith by the Board of Directors of the Company. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Indenture (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession; provided that, except as otherwise provided in this Indenture, all calculations made for purposes of determining compliance with the terms of this Indenture shall use GAAP as in effect on the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture. “Global Note Legend” means the legend set forth in Section 2.1(b), which is required to be placed on all Global Notes issued under this Indenture. “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the forms of Exhibit A and Exhibit B hereto issued in accordance with Sections 2.1 or 2.6. “Good Faith by the Company” means the decision in good faith by a responsible financial or accounting officer of the Company. “Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body (including any state insurance department), arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners). “Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other financial obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person: 8

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other financial obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement. “Holder” means a Person in whose name a Note is registered on the Registrar’s books. “IAI Global Note” means a Global Note in the form of Exhibit B hereto bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, that may be held by Institutional Accredited Investors. “Incur” means to issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto, except to the extent such reimbursement obligation relates to a Trade Payable or similar obligation to a trade creditor in each case Incurred in the ordinary course of business) other than obligations with respect to letters of credit, bankers’ acceptances or similar instruments securing obligations (other than obligations described in clauses (1) and (2) above and clause (5) below) entered into in the ordinary course of business of such Person to the extent such letters of credit, bankers’ acceptances or similar instruments are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, bankers’ acceptance or similar instrument; (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six 9 months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a Trade Payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (7) the principal component of all Indebtedness of other Persons for the type described in items (1) through (6) above that is secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such indebtedness of such other Persons; (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and (9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time). In no event shall the term “Indebtedness” include (i) any indebtedness under any overdraft or cash management facilities so long as any such indebtedness is repaid in full no later than five Business Days following the date on which it was incurred or in the case of such indebtedness in respect of credit or purchase cards, within 60 days of its incurrence, (ii) obligations in respect of performance, appeal or other surety bonds or completion guarantees incurred in the ordinary course of business, (iii) except as provided in clause (5) above, any obligations in respect of a lease properly classified as an operating lease in accordance with GAAP, (iv) any liability for federal, state, local or other taxes not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, (v) any Obligations to any residual market funds, guaranty fund assessment, state residual market mechanisms or similar government-mandated programs applicable to the Company or its Subsidiaries, including without limitation Obligations to the Florida State Board of Administration in connection with the Florida Hurricane Catastrophe Fund, (vi) any customer deposits or advance payments received in the ordinary course of business, (vii) indebtedness owed by the Company to any Subsidiary or by any Subsidiary to the Company or any other Subsidiary, (viii) payables under Reinsurance Agreements, and (ix) obligations under repurchase agreements and securities lending arrangements entered into for investment purposes. The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that (x) contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons and (y) the obligations of any Person under Reinsurance Agreements shall not be deemed to constitute Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment 10 of interest on such Indebtedness shall not be deemed to be “Indebtedness,” provided that such money is held to secure the payment of such interest. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Indenture and (b) to the extent not otherwise described in (a), Other Taxes. For the avoidance of doubt, Indemnified Taxes shall include any withholding taxes imposed on any payments under the Notes which result from the recharacterization of the Notes as equity for U.S. federal income tax purposes. “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant. “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. “Insurance Subsidiary” means any Subsidiary of the Company that is required by applicable law to be licensed as an insurer or reinsurer to transact its business. “Interest Accrual Period” means, for each Payment Date, the period beginning from and including the immediately preceding Payment Date (or the Issue Date, in the case of the first Payment Date) to, but excluding, such Payment Date. “Interest Rate” means a per annum rate equal to (a) 7.50% for each Interest Accrual Period for which a Step-up Event is not in effect at all times during such Interest Accrual Period; or (b) for each Interest Accrual Period for which a Step-up Event is in effect at any point during such Interest Accrual Period, 7.50% plus an additional 50 basis points for each notch downgrade of the Company below “BBB-” (or its equivalent rating) by the Applicable Rating Agency. “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary. “Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment: (1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture; 11

(2) endorsements of negotiable instruments and documents in the ordinary course of business; (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company; (4) a deposit of funds in connection with an acquisition; provided that either such acquisition is consummated by or through a Subsidiary or such deposit is returned to the Person who made it; (5) an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business; and (6) licensing or transfer of know-how or intellectual property or the providing of services in the ordinary course of business. “Issue Date” means March 5, 2019. “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease (or any filing or agreement to give any financing statement in connection therewith) be deemed to constitute a Lien. “Losses” means any net losses, net loss reserves or allocated loss adjustment expenses of the Insurance Subsidiaries of the Company. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities. “Notes” means the $100,000,000 in aggregate principal amount of Senior Unsecured Notes due 2029 of the Company issued under this Indenture on the Issue Date. “NRSRO” means a nationally recognized statistical ratings organization within the meaning of Section 15E of the Exchange Act. “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, 12 indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness. “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or the Secretary of the Company. “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or outside counsel to the Company. “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary. “Paying Agent” has the meaning assigned to such term in Section 2.3. “Payment Date” means March 15 and September 15 of each year, commencing on September 15, 2019 and ending on March 15, 2029, or if any such day is not a Business Day, the next succeeding day that is a Business Day. “Permitted Liens” means, with respect to any Person: (1) (x) pledges or deposits by such Person under workers’ compensation laws, unemployment, general insurance and other insurance laws and old age pensions and other social security or retirement benefits or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent in each case Incurred in the ordinary course of business and (y) collateral consisting of Cash Equivalents securing letters of credit issued in respect of obligations to insurers in an aggregate amount not to exceed $1,000,000 at any time outstanding; (2) Liens imposed by law and carriers’, warehousemen’s, mechanics’, material- men’s, repairmen’s and other like Liens, in each case Incurred in the ordinary course of business; (3) Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof; (4) Liens in favor of issuers of surety, appeal or performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (5) Liens securing Hedging Obligations relating to Indebtedness so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation; (6) judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been 13 duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; (7) Liens that constitute banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a bank, depositary or other financial institution, whether arising by operation of law or pursuant to contract; (8) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business; (9) Liens existing on the Issue Date and any Liens arising from any Refinancing Indebtedness of the Company Incurred to Refinance any Indebtedness of the Company existing on the Issue Date; (10) Liens on property at the time the Company or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, that such Liens may not extend to any other property owned by the Company or any Subsidiary; (11) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary; (12) deposits as security for contested taxes or contested import to customs duties; (13) any interest or title of a lessor under any operating lease; (14) Liens on funds of the Company or any Subsidiary held in deposit accounts with third-party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries; (15) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; (16) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder; (17) Liens arising in connection with Cash Equivalents described in clause (5) of the definition of Cash Equivalents; (18) Liens securing cash management obligations incurred in the ordinary course of business; and (19) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted under Section 3.3 is Incurred. 14

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity. “Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “Private Placement Legend” means the legend set forth in Section 2.1(c) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof. “QIB” means any “qualified institutional buyer” (as defined in Rule 144A). “Rating Agency” means any NRSRO. The Company may replace any Rating Agency with another. “Record Date” for the interest payable on any applicable Payment Date means 15 calendar days immediately preceding such Payment Date. “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for or to consolidate, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as: (1) such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (a) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and (b) an amount necessary to pay any fees and expenses, including accrued and unpaid interest, premiums, transaction costs and defeasance costs, related to such Refinancing, (2) the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced, (3) the stated maturity of such Indebtedness is no earlier than the stated maturity of the Indebtedness being Refinanced, and (4) if the Indebtedness being Refinanced was subordinated to the Notes, the new Indebtedness shall be subordinated to the Notes at least to the same extent as such Indebtedness being Refinanced. “Registrar” has the meaning assigned to such term in Section 2.3. “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof between the Company and the Holder or Holders party thereto. 15

“Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department. “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend. “Restricted Global Note” means a Global Note bearing the Private Placement Legend. “Restricted Payment” has the meaning assigned to such term in Section 3.4(b). “Rule 144” means Rule 144 promulgated under the Securities Act. “Rule 144A” means Rule 144A promulgated under the Securities Act. “S&P” means Standard & Poor’s Ratings Group, Inc. and any successor thereto. “Sale/Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or such Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or such Subsidiary leases it from such Person. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. “Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date. “Special Mandatory Redemption Date” has the meaning assigned to such term in Section 5.8. “Special Mandatory Redemption Trigger Date” has the meaning assigned to such term in Section 5.8. “Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof. “Step-up Event" shall occur and be in effect for any Interest Accrual Period or part thereof for which the Notes are rated “BB+” or lower by the Applicable Rating Agency. The Company shall notify the Trustee in writing of any Step-up Event within three Business Days following such Step-up Event. The Trustee shall not be charged with knowledge of a Step-up Event unless and until a Trust Officer of the Trustee has received written notice at its Corporate Trust Office of such Step-up from either (i) the Company or (ii) Holders representing a majority of the outstanding principal amount of the Notes. 16

“Subsidiary” means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company (or a combination thereof), or any partnership (a) the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or (b) the only general partners of which are the Company or one or more Subsidiaries of the Company (or any combination thereof). Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company. “Taxes” means all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, including, without limitation, income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value-added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed with respect to any such assessment). “Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services. “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2024; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year will be used. “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture. “Trustee” has the meaning assigned to such term in the preamble to this Indenture or any successor pursuant to Section 7.7 or Section 7.8. “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time. “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend. 17

“Unrestricted Global Note” means a permanent Global Note substantially in the forms of Exhibit A or Exhibit B attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of the Depositary and is registered in the name of the Depositary or its nominee representing Notes that do not bear the Private Placement Legend. “U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt. “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, general partners, managers or trustees, as applicable, of such Person. SECTION 1.2. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) “or” is not exclusive; (d) “including” means including without limitation; (e) words in the singular include the plural and words in the plural include the singular; (f) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; (g) references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; (h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and (i) the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision. 18

ARTICLE II. The Notes SECTION 2.1. Form and Dating. (a) The Notes and the Trustee’s certificate of authentication shall be substantially in the forms of Exhibit A or Exhibit B, as applicable, hereto, the terms of which are incorporated in and made a part hereof. The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in minimum denominations of $100,000 principal amount and integral multiples of $10,000 thereafter. (b) The Notes shall initially be issued in the form of one or more Global Notes and The Depository Trust Company, a New York Corporation (“DTC”), and its respective successors, shall act as the Depositary with respect thereto. Each Global Note (i) shall be registered in the name of the Depositary for such Global Note or its nominee, (ii) shall be delivered by the Registrar to such Depositary, and (iii) shall bear a Global Note Legend in substantially the following form: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. (c) Except as permitted by Section 2.6(g)(ii), any Note not registered under the Securities Act shall bear the following Private Placement Legend on the face thereof: THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR AN INSTITUTIONAL ACCREDITED INVESTOR (UNDER RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER ANY OF THE NOTES REPRESENTED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE 19

SECURITIES ACT, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM ANY OF THE NOTES REPRESENTED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary and the Depositary may be treated by the Company, the Trustee, the Agents and any agent of the Company, the Trustee or the Agents as the absolute owner of the Global Note for all purposes whatsoever, including but not limited to notices and payments due under the Global Notes. Notwithstanding the foregoing, nothing herein shall (a) prevent the Company, the Trustee, the Agents or any agent of the Company, the Trustee or the Agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (b) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Any notice to be delivered to DTC, as applicable, may be delivered electronically by the Trustee, any Agent or the Company in accordance with the Applicable Procedures. (d) The Notes and the interest payments due thereunder are intended to qualify for the portfolio interest tax exemption provided for under the Code and applicable treasury regulations for U.S. income tax, withholding and tax reporting purposes. SECTION 2.2. Form of Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate the Notes for original issue on the Issue Date in an aggregate principal amount of $100,000,000 upon receipt of a written order of the Company, (an “Authentication Order”). In addition, such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as Global Notes or Definitive Notes. Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued or (ii) shall be registered in the name of the Depositary or its nominee. 20

The Trustee may appoint an authenticating agent acceptable to the Company in writing to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company. SECTION 2.3. Registrar and Paying Agent. The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Paying Agent shall be responsible for paying sums due on the Notes and arranging on behalf of and at the expense of the Company for notices to be communicated to Holders in accordance with the terms of this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange and facilitate any transfers or exchanges of Notes or beneficial interests in the Global Notes. No transfer may be effected unless the Note is surrendered to the Registrar and either (i) the Registrar reissues the surrendered Note to the Transferee Holder or (ii) the Registrar issues a new Note to the Transferee Holder. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions hereof that relate to such Agent. The Company shall notify the Trustee and the Agents in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Company shall direct the Trustee to act as such, and shall be entitled to appropriate compensation in accordance with Section 7.6. Notwithstanding anything to the contrary herein, if in the Paying Agent’s opinion, acting reasonably, it deems it appropriate to delegate any of its roles, duties or obligations created hereunder or under any other agreement to a third party, the Company hereby acknowledges the potential for, and acquiesces to, such delegation. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as custodian with respect to the Global Notes. In the event that Definitive Notes are issued (and no Global Notes remain outstanding) and the Paying Agent informs the Company that it is unable to perform its obligations under this Indenture, the Company shall forthwith appoint an additional agent who shall provide written notice of such to the Trustee. Such additional Agent shall become the Paying Agent hereunder upon written acceptance of the duties and obligations set forth herein. Subject to the payment by the Company to the Paying Agent of any fees, costs, expenses or other obligations owed and outstanding to the Paying Agent, the costs and expenses (including its counsels’ fees and expenses) incurred by the additional Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the additional Agent, the Paying Agent shall deliver any funds then held hereunder to the additional Agent. Upon its resignation 21 and delivery of any funds, the Agent shall be discharged of and from any and all further obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.6. The Paying Agent shall collect all forms from the relevant Depositary that are required to exempt payments under the Notes from United States federal income tax withholding. In connection therewith, the Paying Agent shall provide the Company with a properly completed Internal Revenue Service Form W-8IMY, and the aforementioned forms shall provide that the Paying Agent is acting in its capacity as intermediary with respect to all payments made under any Notes. SECTION 2.4. Paying Agent to Hold Money in Trust. (a) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or its Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes. (b) The Paying Agent shall hold for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee for further payment to Holders of the Notes as and when due. The Company at any time may require the Paying Agent to pay all money held by the Paying Agent to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company acts the Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it the Paying Agent. (c) The Paying Agent shall not be liable for any interest on any money held by it hereunder. SECTION 2.5. Lists of Holders of the Notes. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes. If the Paying Agent is not the Registrar, the Company shall furnish to the Paying Agent at least three Business Days before each Payment Date and at such other times as the Paying Agent may request in writing a list in such form and as of such date as the Paying Agent may reasonably require of the names and addresses of Holders of the Notes as of the record date, including the aggregate principal amount of the Notes held by each thereof. SECTION 2.6. Transfer and Exchange. (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary (but in no event shall such transfer be less than all of a Global Note). Global Notes will be exchanged by the Company for Definitive Notes, subject to any applicable laws, only (i) if the Company delivers to the Trustee notice from the Depositary 22 that the Depositary is unwilling or unable to continue to act as a depositary for the Global Notes and the Company fails to appoint a successor depositary within 90 days after the date of such notice from the Depositary or (ii) upon request of the Holders or the Trustee at the written direction of Holders of a majority of the aggregate principal amount of the then outstanding Notes if there shall have occurred and be continuing an Event of Default with respect to the Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interests in such Global Note, Definitive Notes will be issued to each Person that such Participants, Indirect Participants and DTC, as applicable, jointly identify as being the beneficial owner of the related Notes. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Sections 2.7 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6. However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b) or (c) below. (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with the applicable subparagraphs below. (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above. (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either: (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. 23

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Registrar shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(i). (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following: (A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and (B) if the transferee will take delivery in the form of an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2)(d) thereof. (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and: (A) such transfer is effected pursuant to an effective registration statement under the Securities Act; or (B) the Registrar receives the following: (x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or (y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (3) thereof; and, in each such case set forth in this subparagraph (B), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests exchanged or transferred pursuant to subparagraph (A) or (B) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note. 24

(c) Transfer and Exchange of Beneficial Interests for Definitive Notes. Transfers of beneficial interests in the Definitive Notes shall require compliance with the applicable subparagraphs below. (i) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.6(a) if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then upon receipt by the Registrar of the following documentation: (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof; (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; (C) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2)(d) thereof; and (D) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2)(b) thereof; or the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph 2.6(i) below, and the Company shall execute and, upon receipt of an Authentication Order the Trustee shall authenticate and deliver to the Person designated in the certificate a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Registrar shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. (ii) Transfer and Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a) a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if: (A) such transfer is effected pursuant to an effective registration statement under the Securities Act; or (B) the Registrar receives the following: 25

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (3) thereof; and, in each such case set forth in this subparagraph (B), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (iii) Transfer and Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to Section 2.6(a) if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph 2.6(i) below, and the Company shall execute and, upon receipt of an Authentication Order the Trustee shall authenticate and deliver to the Person designated in the certificate a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend. (iv) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation: (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof; (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or (C) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2)(d) thereof; 26 the Registrar shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, and in the case of clause (C) above, the IAI Global Note. (v) Transfer and Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following: (A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or (B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the applicable certifications in item (3) thereof; and, in each such case set forth in this Section 2.6(c)(v) if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (c)(v), the Registrar shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. (d) Transfer and Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 the Registrar shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred. (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or its attorney, duly authorized in writing. In addition, the requesting Holder 27 shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e). (i) Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following: (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; (B) if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2)(d) thereof; and (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Company so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act. (ii) Transfer and Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if: (A) any such transfer is effected pursuant to an effective registration statement under the Securities Act; or (B) the Registrar receives the following: (x) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (y) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (3) thereof; and, in each such case set forth in this subparagraph (B), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. (f) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. 28

(g) Private Placement Legend. (i) Except as permitted by subparagraph (ii) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend. (ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d) or (e)(ii) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend. (h) Global Note Legend. Each Global Note shall bear the Global Note Legend. (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Registrar in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Paying Agent or by the Depositary at the direction of the Paying Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Paying Agent or by the Depositary at the direction of the Paying Agent to reflect such increase. (j) General Provisions Relating to Transfers and Exchanges. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Registrar shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order. (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.6, and 2.10). (iii) Neither the Registrar nor the Trustee shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part. (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange. (v) Neither the Trustee, the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business on a Business Day 1 day before the mailing of a notice of redemption of Notes and ending at the close of 29 business on the day of such mailing or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part. (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary. (vii) The Registrar shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2. (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronic mail. (ix) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. (x) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. (xi) Neither the Trustee nor any Agent shall have any responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee and the Agents may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants or Indirect Participants. SECTION 2.7. Replacement Notes. If any mutilated Note is surrendered to the Registrar, or the Company and the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Notes are met; provided, however, that the Registrar shall not deliver any Note as a replacement for a Note that has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Note until the Holder has furnished the Registrar with such evidence and indemnity as the Company and/or the Registrar may reasonably require. The Registrar shall cancel each mutilated or defaced Note surrendered to it in respect of which a replacement has been delivered. The Holder must supply indemnity or security sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Registrar, any Agent or any authenticating agent from any loss that any of them may suffer if 30 a Note is replaced. The Company and the Trustee may charge the Holder for their cost and expenses in replacing a Note including amounts to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto. Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. SECTION 2.8. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. If a Note is replaced pursuant to Section 2.7 it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser in due course. If the principal amount of any Note is considered paid under Section 3.1, it shall cease to be outstanding and interest on it shall cease to accrue. Subject to Section 2.9 a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note. SECTION 2.9. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officers’ Certificate listing and identifying all Notes, if any known by the Company to be owned or held by or for the account of any of the Company or any Affiliate of the Company, and the Trustee shall be entitled to accept and rely upon such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination. SECTION 2.10. Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate Definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes. SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Registrar for cancellation along with a written order of the Company to cancel the Notes. The Trustee and Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment. The Registrar shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Registrar for cancellation. 31

SECTION 2.12. Payment of Interest and Defaulted Interest. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid by the Paying Agent to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3. Any interest on any Note that is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of five days shall forthwith cease to be payable to the Holder on the regular Record Date by virtue of having been such Holder, and any defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. The Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below: (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice unless a shorter period shall be acceptable to the Trustee) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Company shall fix a record (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be not more than five days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date and, at the written request and in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefore to be given in the manner provided for in Section 10.1, not less than 10 days prior to such Special Record Date. Such Defaulted Interest shall be paid on the Special Interest Payment Date of the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b). (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any security exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Notes may use one or more “CUSIP” and/or “ISIN” numbers (if then generally in use). The Trustee and the Agents shall not be 32 responsible for the use of CUSIP or ISIN numbers, and neither the Trustee nor any Agent makes any representation as to their correctness as printed on any Note or notice to Holders. The Company shall promptly notify the Trustee and the Agents in writing of any change in the CUSIP or ISIN numbers. SECTION 2.14. Paying Agent Provisions. The Company shall not later than 10:00 a.m. (New York time) on the second Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms via fax or tested SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment. Prior to 10:00 a.m. (New York time) on the Business Day prior to each Payment Date, the Stated Maturity and each payment date relating to a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.2, the Company shall deposit with the Paying Agent in immediately available freely transferable funds money in dollars sufficient to make cash payments, if any, due on such day or date, as the case may be. Subject to actual receipt of such funds as provided by this Section 2.14 by the Paying Agent, the Paying Agent shall make payments on the Notes to the Holders on such day or date, as the case may be, to the Persons and in accordance with the provisions of this Indenture and the Notes. All payments made by the Paying Agent shall be made net of any withholding that is required by applicable law to be made. Backup withholding will apply to payments of interest on the Notes and the proceeds of a sale (including retirement or redemption) of the Notes within the United States or conducted through certain United States-related persons, unless a beneficial owner of a Note qualifies for an exemption and has provided the Depositary with a properly executed IRS Form W-9, W-8BEN-E (or other applicable form). SECTION 2.15. Agents’ Interest. (a) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several. Each Agent shall only be obligated to perform the duties set forth in this Indenture and the Notes and shall have no implied duties. (b) The Agents shall act solely as agents of the Company and in no event shall be agents of the Holders. (c) Any obligation the Agents may have to publish a notice to Holders of Global Notes on behalf of the Company shall have been met upon delivery of the notice to the relevant clearing system. (d) The Company shall provide the Agents with a certified list of authorized signatories. ARTICLE III. Covenants SECTION 3.1. Payment of Notes. (a) The Company shall promptly pay the principal of, premium, if any, and interest on the Notes at the Interest Rate (subject to adjustment if a Step-up Event shall occur) on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if by 10:00 a.m. (New York time) on the Business Day prior to such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at the rate specified therefor in the Notes. 33

(b) Any and all payments by or on behalf of the Company hereunder shall be made free and clear of and without deduction for any and all present or future Taxes, unless withholding is required by law. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to, or in respect of, the Holders (i) if such Tax is an Indemnified Tax, the sum payable to each Holder shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1(b)), such Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. (c) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Indenture (hereinafter referred to as “Other Taxes”). (d) The Company hereby indemnifies each Holder, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Holder or in respect of such Holder, or required to be withheld or deducted from a payment to such Holder and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Holder shall be conclusive absent manifest error. (e) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Holder, the Company will furnish to the Holder the original or a certified copy of a receipt evidencing payment thereof. (f) If a Holder shall become aware that it is entitled to receive a refund in respect of Indemnified Taxes, it shall promptly notify the Company of the availability of such refund and shall, within 30 days after receipt of a request by the Company, apply for such refund. If any Holder receives a refund or claims a credit or other tax benefit as a result of the payment of as to which it has been indemnified pursuant to this Section 3.1 by the Company, then the Holder shall promptly repay to the Company an amount equal to such refund, credit or other tax benefit. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. SECTION 3.2. Reports. (a) Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to the Trustee and the registered Holders of the Notes, within 15 days of the applicable time periods specified in the relevant forms: 34

(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms (but without any requirement to provide separate financial statements of any Subsidiary of the Company), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports described in clauses (i) or (ii) are filed with the SEC and publicly available, such reports shall have been deemed to have been provided to the Holders and no additional copies need to be provided to the Holders; however, copies will still be delivered to the Trustee. In addition, the Company shall furnish or otherwise make available to the Holders and to prospective purchasers of the Notes designated by such Holders, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to the extent such Notes constitute “restricted securities” within the meaning of the Securities Act. The Company shall maintain a website to which all of the reports and press releases required by this Section 3.2(a) are posted (unless such reports are otherwise filed with the SEC). (b) So long as any Notes are outstanding, the Company will also: (i) within 15 Business Days after providing the annual and quarterly information required pursuant to Section 3.2(a) (or such earlier time as the Company determines), hold a conference call (the “Company Conference Call”) to discuss the results of operations for the relevant reporting period; and (ii) issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the proposed date of the Company Conference Call, announcing the time and date of the Company Conference Call and either including all information necessary to access the call or directing Holders, prospective investors that certify that they are qualified institutional buyers, securities analysts and market makers to contact the appropriate person at the Company to obtain such information. The Company Conference Call may be part of or separate from any earnings or similar conference call relating to the financial results of the Company or any of its Subsidiaries as long as such call otherwise meets the requirements of the foregoing clauses (i) and (ii). (c) The Company shall furnish or otherwise make available, in the manner and subject to the limitations contained in the immediately succeeding paragraph, to the Holders and to prospective purchasers of the Notes designated by such Holders, true and complete copies of; (1) each Annual Statement and Quarterly Statement of each Insurance Subsidiary, filed with the respective Department, within five days of such filing; (2) the information required to be filed annually with the respective Department by each Insurance Subsidiary relating to such Insurance Subsidiary’s reinsurance program within 10 days of filing such information; (3) the Company’s required annual filing to Demotech, Inc. (“Demotech”) within 10 days of such filing with Demotech; (4) summary information regarding any material changes to the reinsurance program(s) of the Company’s Insurance Subsidiaries to enable Holders to assess the risk from catastrophic and non-catastrophic events within 10 days of implementing such material changes; and (5) such other information about the Company and its Subsidiaries as any of the Holders may reasonably request from time to time. 35

The foregoing information in this Section 3.2(c) shall be furnished or otherwise made available by the Company in electronic format by email or by posting to a password protected website, as determined by the Company, to Holders and prospective purchasers designated by Holders. Delivery of any reports, information and documents to the Trustee, including pursuant to this Section 3.2, is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants pursuant to Article III (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). SECTION 3.3. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) unless (a) no Event of Default is continuing and (b) the Debt to Capital Ratio of the Company as of the balance sheet date immediately preceding the date on which such additional Indebtedness is incurred would have been no greater than 35%, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness and all other Indebtedness incurred since the immediately preceding balance sheet date had been incurred, except to the extent such Indebtedness is used to prepay other Indebtedness and the proceeds therefrom applied as of such day. (b) The provisions of Section 3.3(a) shall not apply to the Incurrence of the following Indebtedness: (i) Indebtedness of the Company evidenced by the Notes, and any exchange notes issued in exchange for such Notes pursuant to the Registration Rights Agreement; (ii) any Indebtedness outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of such Indebtedness, and any Indebtedness Incurred that is used to redeem the Notes in accordance with the terms hereof; (iii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, including, but not limited to, electronic transfers, wire transfers and commercial card payments drawn against insufficient funds in the ordinary course of business (except in the form of committed or uncommitted lines of credit); provided, however, that such Indebtedness is extinguished within 10 Business Days of Incurrence; (iv) Indebtedness owed to banks and other financial institutions Incurred in the ordinary course of business of the Company and its Subsidiaries with such banks or financial institutions that arise in connection with ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and its Subsidiaries; (v) Indebtedness owed by the Company to any Subsidiary or owed by any Subsidiary to the Company or another Subsidiary; (vi) Indebtedness of the Company or any Subsidiary in a total maximum not to exceed $10,000,000 outstanding at any time, provided that on the date any such Indebtedness is incurred, and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing (or would result therefrom), including pro forma compliance with any financial covenant ratios applicable to the Notes; 36

(vii) Indebtedness of the Company or any Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease all of the Notes in accordance with Article VIII, provided that (1) such Indebtedness (x) is subordinate to any Notes not so defeased and (y) has a maturity date subsequent to any Notes not so defeased and (2) unless all of the Notes are defeased, such Indebtedness shall not be issued by any Subsidiary of the Company. (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 3.3: (i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 3.3(b) or could be Incurred pursuant to Section 3.3(a) the Company, in its sole discretion, may divide and classify such item of Indebtedness (or any portion thereof) on the date of Incurrence and may later reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 3.3 and only be required to include the amount and type of such Indebtedness once; (ii) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included; (iii) Indebtedness permitted by this Section 3.3 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 3.3 permitting such Indebtedness; and (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, accrual of dividends, the accretion of accreted value or the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 3.3. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable-in-kind, (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than five days past due, in the case of any other Indebtedness, (iii) in the case of the guarantee by a specified Person of Indebtedness of another Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation and (iv) in the case of Indebtedness of others guaranteed solely by means of a Lien on any asset or property of the Company or any Subsidiary (and not to their other assets or properties generally), the lesser of (x) the Fair Market Value of such asset or property on the date on which such Indebtedness is Incurred and (y) the amount of the Indebtedness so secured. (d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. 37 dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. Notwithstanding any other provision of this Section 3.3 the maximum amount of Indebtedness that the Company and its Subsidiaries may Incur pursuant to this Section 3.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing. SECTION 3.4. Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (a) declare or pay any dividend on or in respect of, its Capital Stock or purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company (other than wholly in exchange for Capital Stock of the Company (other than Disqualified Stock)); or (b) make any payment or other distribution on any other securities of the Company or any of its Subsidiaries that rank junior to or pari passu with the Notes, including on any Indebtedness of the Company or any of its Subsidiaries (all such payments and other actions under (a) and (b), a “Restricted PaymentError! Bookmark not defined.”); unless, with respect to either clause (a) or clause (b), at the time of, and after giving effect to such Restricted Payment on a pro forma basis, (i) no Default shall have occurred and be continuing (or would reasonably be expected to result therefrom); and (ii) the Company’s Debt to Capital Ratio would be less than 35%. SECTION 3.5. Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to create, assume, incur or permit to exist any Indebtedness (including any Guarantee of Indebtedness) that is secured by a Lien (other than Permitted Liens) on (a) the Capital Stock of any Significant Subsidiary or (b) the Capital Stock of a Subsidiary that owns, directly or indirectly, the Capital Stock of any of the Significant Subsidiaries, without, in either case, providing that the Notes will be secured equally and ratably with the Indebtedness so secured for so long as such Indebtedness shall be so secured; provided that this limitation shall not apply to (i) Liens on Capital Stock of a Subsidiary existing as of the Issue Date if such Subsidiary shall thereafter become a Significant Subsidiary, or any renewal or extension of such existing Liens, or (ii) Liens on Capital Stock or other securities of Subsidiaries that are not Significant Subsidiaries. SECTION 3.6. Maintenance of Reinsurance Coverage. The Company shall, and shall cause each of its Insurance Subsidiaries to purchase and maintain through to, and including while any Notes are outstanding, reinsurance from reinsurers with a minimum financial strength rating of “A-” by A.M. Best Company or “A-” by Standard and Poor’s, unless such reinsurance limits have been fully collateralized by the applicable reinsurer. Additionally, the Company’s Insurance Subsidiaries shall purchase and maintain through to, and including while any Notes are outstanding, reinsurance coverage on the business each of them has underwritten that satisfies each of the following: 38

(a) such reinsurance coverage shall at least equal that determined to be adequate by the Department with jurisdiction over its business and such other jurisdictions in which it is licensed as an insurer; (b) such reinsurance coverage, with respect to catastrophe coverage for first event losses, shall provide full coverage to a level equal to or greater than a 1:100 probable maximum loss (“PML”) from the occurrence exceedance probability curve projected to September 30th for the current reinsurance treaty year determined by a 50/50 blend of the U.S. hurricane models of AIR Worldwide Corporation (“AIR”) and Risk Management Solutions, Inc. (“RMS”) publicly available at the date of inception of the relevant reinsurance renewal term based on the long-term modeling output and excluding demand and storm surge subject to the maximum retention specified in paragraph (d), provided that the amount of such first event limit shall be based on Florida exposure only, except if the combined PML for the United States and other jurisdictions in which any Insurance Subsidiary writes property business exceeds the PML for the Company’s Florida-only exposure at the 1 in 100 year blended return period by 10% or more, in which case the Company will purchase excess of loss reinsurance to such combined PML (except that the combined PML will exclude states, other than Florida, where the Company purchases separate excess of loss reinsurance coverage up to the 1 in 100 year return period); (c) such reinsurance, with respect to catastrophe coverage for second event losses, shall provide full coverage to a level equal to or greater than a 1:50 PML from the occurrence exceedance probability curve determined by AIR or RMS, using the long-term modeling output and excluding demand and storm surge subject to the maximum retention specified in paragraph (d) below; and (d) the Company’s catastrophe reinsurance program shall have a U.S. dollar maximum retention per catastrophe event, in connection with the 1:100 and 1:50 levels specified in paragraph (b) and (c) above, of no greater than 15% of the Company’s Consolidated Capital at the preceding March 31. SECTION 3.7. Maintenance of Insurance Subsidiaries. The Company shall cause each of its Insurance Subsidiaries to (i) be duly organized and licensed or otherwise eligible to conduct an insurance or a reinsurance business, as the case may be, under the insurance statutes and regulations as applied by the relevant insurance regulatory authorities in each jurisdiction in which the conduct of its business requires such licensing or eligibility, (ii) have all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses and (iii) comply with all applicable insurance laws, rules and regulations applicable to the Insurance Subsidiaries, except in the case of this clause (iii) where such non-compliance would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company and its Subsidiaries, taken together. SECTION 3.8. Change of Control. (a) If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (in integral multiples of $10,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the then principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date). 39

(b) Within 15 days following any Change of Control the Company shall mail or electronically deliver a notice (the “Change of Control Offer”) to each Holder at the address appearing in the note register, with a copy to the Trustee, stating: (i) that a Change of Control Offer is being made and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date) (the “Change of Control Payment”); (ii) the repurchase date (which shall be no earlier than 15 days nor later than 45 days from the date such notice is mailed or delivered) (the “Change of Control Payment Date”); (iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased; (iv) that any Notes not tendered will continue to accrue interest in accordance with the terms of the applicable Note and this Indenture; (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to the then remaining balance of principal amount per Note. (c) On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent or tender agent for such Change of Control Offer an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company. (d) The Paying Agent or tender agent for such Change of Control Offer shall promptly pay to each Holder of Notes so tendered the Change of Control Payment for such Notes, and upon receipt of an Authentication Order the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes 40 surrendered, if any; provided that each such new note will be in a minimum principal amount of $100,000. (e) The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable. (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to, but excluding, the proposed Redemption Date. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. (g) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue of the conflict. (h) Upon a Change of Control Offer, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in compliance with Sections 10.2 and 10.3 hereof. SECTION 3.9. Access to Books and Records. (a) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and/or SAP, as applicable, and all requirements of applicable law shall be made of all dealings and transactions in relation to its business and activities. (b) Upon the occurrence and during the continuance of a dispute between the Company and any Holders, a Default or an Event of Default, the Company shall make available to the Trustee or any Holder, at the Company’s relevant facilities during normal business hours, upon reasonable notice by the Trustee or any Holder, its books and records and the books and records of any of its Subsidiaries. If a Default or an Event of Default shall have occurred and be continuing, promptly upon request therefor, the Company shall provide access to the Trustee, any of its agents or designees or any Holder, to books and records reflecting activity relating to the Notes though the close of business on the immediately preceding Business Day. Any such inspection shall be at the expense of the Company. In addition, at reasonable times during business hours and upon reasonable prior notice, the Company shall make available to the Holders or one or more representatives appointed by such Holders, by teleconference call, members of senior management and the independent auditor of the Company and its Subsidiaries to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries as reasonably requested. SECTION 3.10. Compliance Certificate. The Company shall deliver to the Trustee within 30 days after the end of each fiscal quarter of the Company (commencing with the fiscal quarter ending March 31, 2019) an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default 41 that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company took, is taking or proposes to take with respect thereto. SECTION 3.11. Statement by Officers as to Default. The Company shall deliver to the Trustee, within 10 days after the knowledge thereof if such event is still continuing, written notice in the form of an Officers’ Certificate of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default under Section 6.1(a)(i), (ii), (iii), (iv), (v), (vi), (viii), (ix) or (x) which shall include their status and what action the Company is taking or proposing to take in respect thereof. SECTION 3.12 Material Defaults. The Company and each of its Subsidiaries shall not have failed to perform (and not cured within the applicable grace or cure period) any material payment or other obligation that arises under any agreement or instrument that is material to conduct of business of the Company and its Subsidiaries taken as a whole, except for any obligation disputed by the Company or its Subsidiaries in good faith (provided that the Holders are not materially adversely affected by any such dispute). SECTION 3.13. Payment for Consents. The Company shall not, and shall not permit any of its Subsidiaries to pay or cause to be paid any consideration to or for the benefit of any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment. SECTION 3.14. Limitation on Dispositions of Capital Stock of Significant Subsidiaries. The Company shall not, and shall not permit any of its Subsidiaries to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any Capital Stock of any Significant Subsidiary of the Company existing as of the Issue Date, except to the Company or one of its other Subsidiaries, or for the purpose of qualifying directors or as may be required by law of regulation, unless (1) such issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Company’s request or at the request of any of its Subsidiaries, (2) the Company or its Subsidiary sells, assigns, transfers or otherwise disposes of the entire Capital Stock of the Significant Subsidiary at the same time in one transaction or in a series of related transactions, for consideration consisting of cash, property or a combination thereof that is at least equal to the Fair Market Value of the Capital Stock or (3) the Company sells, assigns, transfers, or otherwise disposes of any Capital Stock of a Significant Subsidiary for at least Fair Market Value and, after giving effect thereto, the Company and its Subsidiaries would own, directly or indirectly, more than 80% of the issued and outstanding Voting Stock of such Significant Subsidiary. For purposes of the foregoing, Fair Market Value shall be as determined by the Company or the Board of Directors of the Company, as set forth in the definition of Fair Market Value. SECTION 3.15. Ratings. The Company shall (i) use its best efforts to maintain a rating of the Notes by the Applicable Rating Agency of not less than BBB+ (or its equivalent) and (ii) ensure that the Notes are rated at least “BB-” (or its equivalent) by the Applicable Rating Agency (it being understood that this clause (ii) will be breached regardless of whether the Company has used its best efforts to maintain such rating). 42

ARTICLE IV. Successor Company SECTION 4.1. When Company May Merge or Otherwise Dispose of Assets. (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose (including by means of a reinsurance transaction) of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to, any Person unless: (i) if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory thereof; (ii) the Successor Company shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, Paying Agent and Registrar, in form satisfactory to the Trustee, Paying Agent and Registrar, all the obligations of the Company under the Notes and this Indenture, unless such obligation to assume is waived by Holders representing a majority of the principal amount of the Notes; and (iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Company, the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Company, the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing (or would reasonably be expected to result therefrom). (b) Without compliance with Section 4.1(a)(iii): (i) any Subsidiary may consolidate with, merge with or into or to the Company or another Subsidiary so long as no Capital Stock of the Subsidiary is distributed to any Person other than the Company or such other Subsidiary, as applicable, and (ii) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits, so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby; provided that, in the case of a Subsidiary that merges into the Company, the Company shall not be required to comply with the preceding Section 4.1(a)(iv). (c) Notwithstanding the provisions of Section 4.1(a), each Holder shall have the right, within 20 Business Days following a Change of Control of the Company, to require the successor to the Company to repurchase all or any part of such Holder’s Notes, for cash, at a purchase price equal to 101% of the then-outstanding principal balance of the Notes to be repurchased, plus accrued and unpaid interest on such Notes, if any, to the applicable repurchase date. (d) Upon satisfaction of the conditions set forth in Section 4.1(a) or 4.1(b) as applicable, and subject to the rights of the Holders pursuant to Section 4.1(d), the Company shall be released from its obligations under this Indenture and the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture. 43

ARTICLE V. Redemption SECTION 5.1. Optional Redemption. (a) At any time prior to March 15, 2024, the Company may, at its option, redeem all or, from time to time, any part of the Notes, at a redemption price equal to 100.00% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest and principal on such Notes, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive principal and interest due on the relevant Payment Date that is on or prior to the applicable redemption date). (b) On or after March 15, 2024, the Company may, at its option, redeem all or, from time to time, any part of the Notes, at the following redemption prices (expressed as a percentage of outstanding principal amount of the Notes to be redeemed) plus accrued and unpaid interest and principal on such Notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below (subject to the rights of Holders of record on the relevant Record Date to receive principal and interest due on the relevant Payment Date that is on or prior to the applicable redemption date): Year Redemption Price 2024 103.750% 2025 101.875% 2026 and thereafter 100.00% SECTION 5.2. Election to Redeem; Notice to Trustee of Optional Redemptions. If the Company elects to redeem Notes pursuant to Section 5.1 the Company shall furnish to the Trustee, at least 5 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 5.4 an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date (as defined below), (c) the principal amount of the Notes to be redeemed and (d) the redemption price. The Company shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.3. SECTION 5.3. Selection by Registrar of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made, in the case of Global Notes, in accordance with Applicable Procedures, and in the case of definitive notes by the Trustee in compliance with the requirements of the applicable depository and the principal national securities exchange, if any, on which the Notes are listed (as advised by the Company to the Registrar) or, if the Notes are not listed, then on as nearly a pro rata basis as possible or by lot or such other similar method in accordance with the Applicable Procedures (subject to such rounding as may be necessary so that Notes are redeemed in integral multiples of the then remaining balance of principal amount per Note or less if redeemed in part). If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note in accordance with Section 5.7. The Registrar shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed. 44

SECTION 5.4. Notice of Redemption. The Company shall mail or cause to be mailed by a recognized international mail carrier or otherwise electronically deliver or cause to be delivered, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address not less than 30 nor more than 60 days prior to a date fixed for redemption (a “Redemption Date”); provided, however, that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII. At the Company’s written request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed or otherwise electronically deliver or cause to be delivered to Holders pursuant to this Section 5.4 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following paragraph. All notices of redemption shall be prepared by the Company and shall state: (a) the Redemption Date, (b) the redemption price and the amount of accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 5.6 if any, (c) if less than all outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption, (d) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed, (e) that on the Redemption Date the redemption price (and accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 5.6) shall become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) shall cease to accrue on and after said date, (f) the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any, (g) the name and address of the Paying Agent, (h) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, (i) the number, and that no representation is made as to the accuracy or correctness of the number, if any, listed in such notice or printed on the Notes, and (j) the Section of this Indenture pursuant to which the Notes are to be redeemed. SECTION 5.5. Deposit of Redemption Price. Prior to 10:00 a.m. (New York time) on the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if 45 the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date. SECTION 5.6. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to, but excluding, the Redemption Date) and such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the redemption price, together with accrued interest, if any, to, but excluding, the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date). If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. If a Redemption Date is on or after a Record Date and on or before the related Payment Date, the accrued and unpaid interest, if any, shall be paid to the Person in whose name the Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Notes shall be subject to redemption by the Company. SECTION 5.7. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and, upon receipt of an Authentication Order, the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided that each such new Note shall be in a minimum principal amount of the Notes not subject to redemption. SECTION 5.8. Special Mandatory Redemption. In the event that the transaction contemplated by that certain Equity Purchase Agreement dated as of February 25, 2019 by and between the Company, 1347 Property Insurance Holdings, Inc., a Delaware corporation, Maison Managers, Inc., a Delaware corporation, Maison Insurance Company, a Louisiana corporation, and Claimcor, LLC, a Florida limited liability company (the “Acquisition Agreement”), is not consummated on or prior to December 31, 2019, or if prior to December 31, 2019 the Acquisition Agreement is terminated, or if the Company otherwise publicly announces that the transaction contemplated by the Acquisition Agreement will not be consummated (the earlier of (i) such date of termination or announcement or (ii) December 31, 2019 is referred to herein as the “Special Mandatory Redemption Trigger Date”), then, except as set forth in a Holder’s related Note Purchase Agreement, the Company shall redeem such Holders’ Notes at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes, if any, to but excluding the applicable redemption date. Such redemption shall be effected in accordance with Sections 5.4, 5.5 and 5.6 hereof, except that: (a) the notice provided for in Section 5.4 shall be sent or mailed to such Holder not later than 15 days following the Special Mandatory Redemption Trigger Date and no less than 10 days prior to the date fixed for such redemption by the Company (the “Special Mandatory Redemption Date”), and (b) the Special Mandatory Redemption Date shall be not later than 30 days following the Special Mandatory Redemption Trigger Date. 46

ARTICLE VI. Defaults and Remedies SECTION 6.1. Events of Default. (a) “Event of Default” with respect to the Notes, wherever used herein, means each of the following: (i) default in any payment of interest on any Note when the same becomes due and payable and continues for 10 consecutive Business Days; (ii) default in the payment of principal of or premium, if any, on any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with its obligations under Article IV; (iv) failure by the Company to comply with any of its obligations under any covenant as set forth in the applicable supplemental indenture or under Sections 3.2, 3.3 (subject to (v) below), 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.12 or 3.14 (in each case, other than matters that would constitute an Event of Default under Section 6.1(a)(iii)) for 45 days after (i) the Company has actual knowledge of such failure to comply or (ii) the Company receives written notice as provided below ; (v) failure by the Company to comply for 30 days after written notice as provided below with its other agreements (except as provided in clauses (a)(i) through (a)(iv) of this Section 6.1) contained in this Indenture or the Notes; (vi) the Company or any of its Subsidiaries defaults under any arrangement, mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any payment obligations of the Company (or the payment of which is guaranteed by the Company), other than Indebtedness owed to the Company, whether such payment obligation or Guarantee now exists, or is created after the Issue Date, which default: (A) is caused by a failure to pay amounts due, principal of, or interest or premium on Indebtedness on a due date within any grace period provided in the agreements or instruments governing such payment obligation (“payment default”); or (B) results in the acceleration of such Indebtedness prior to its stated final maturity; in each case, together with fees, interest and expenses, aggregates to a payment obligation of $1,000,000 or more. (vii) the occurrence of any of the following events with respect to the Company or a Subsidiary, and, in each case, such event remains undischarged or unstayed for a period of 60 days: (A) commences a voluntary case or proceeding with respect to itself; (B) is subject to delinquency proceedings or similar regulatory intervention by the applicable Department in connection with the supervision of such Insurance Subsidiaries business; 47

(C) an Insurance Subsidiary fails to maintain minimum capital and surplus as required by the applicable Department with jurisdiction over the Insurance Subsidiary’s business; (D) consents to the entry of an order for relief against it in an involuntary case or proceeding; (E) consents to the appointment of a Receiver (as defined below) of it or for substantially all of its property; or (F) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Subsidiary in an involuntary case; (B) appoints a Receiver of the Company or any Subsidiary for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Subsidiary; (ix) failure by the Company or any Subsidiary to pay final and non-appealable judgments aggregating in excess of $1,000,000 (net of any amounts that are covered by insurance, pursuant to which the insurer has not contested coverage), which judgments remain unsatisfied or undischarged for any period of 30 consecutive days during which a stay of enforcement of such judgments shall not be in effect; or (x) breach by the Company in any material respect any representation, warranty or covenant made to the Holders by the Company in the Note Purchase Agreement, and in the case of any such covenant such breach shall continue unremedied for a period of 30 days after the earlier of (i) written notice to the Company from any Holder of Notes and (ii) the date on which the Board of Directors of the Company obtains actual knowledge of such breach. The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. Notwithstanding the foregoing, a default under clauses (iv), (v) or (x) of this Section 6.1(a) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company in writing of the default and the Company does not cure such default within the time specified in clause (iv), (v) or (x) of this paragraph after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The term “Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law. 48

SECTION 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(a)(i), (ii), (vii) or (viii) with respect to the Company) occurs and is continuing, the Holders of at least a majority in principal amount of the outstanding Notes, by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice,” and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. If an Event of Default pursuant to Section 6.1(a)(i) or (ii) occurs and is continuing, the Holder as to which such Event of Default occurred may make such declaration with respect to such Holder’s Notes. Upon such a declaration, such principal, premium and accrued and unpaid interest due on such Notes shall, subject to Section 6.4, be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1(a)(vi) above has occurred and is continuing, such declaration of acceleration of Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 15 days after the declaration of acceleration with respect thereto and if (1) the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of such Notes, have been cured or waived. If an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee, acting at the direction of the Holders of at least a majority of the principal amount of the Notes then outstanding, may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision relating to the Notes and this Indenture (including sums owed to the Trustee, the Agents, and their agents and counsel). The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, provided the Trustee provides evidence of the Holders’ direction. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) by notice to the Trustee may waive an existing Default or Event of Default and its consequences (except a Default or Event of Default in the payment of the principal of, premium or interest on a Note) and rescind any such acceleration and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; provided, however, that with respect to a Default or Event of Default pursuant to Section 6.1(a)(i) or (ii), the Holder as to which such Event of Default occurred may waive such Default or Event of Default with respect to such Holder’s Notes. SECTION 6.5. Control by Majority. The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee, as the case may be, may refuse to follow any direction that conflicts with law or this Indenture, the Notes, or, subject to Sections 7.1 and 7.2, that the Trustee determines is 49 unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnity, security and/or prefunding satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action. SECTION 6.6. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless: (a) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing; (b) the Holders of at least a majority in principal amount of the Notes outstanding have made a written request to the Trustee to pursue the remedy; (c) such Holder or Holders have offered to the Trustee security, indemnity and/or prefunding satisfactory to it against any loss, liability or expense; and (d) the Trustee has not complied with the request within 15 days after receipt of the request and the offer of security and/or indemnity. No Holder may use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee, at the written direction of the Holders of a majority in aggregate principal amounts of the Notes then outstanding, may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6. SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Agents (including any claim for the compensation, expenses, disbursements and advances of the Trustee, the Agents and their agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and the Agents and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Agents any amount due it for the compensation, expenses, disbursements and advances of the Trustee, the Agent, their agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Agents, their agents and counsel, and any other amounts due to the Trustee and the Agents under Section 7.6 out of the estate in any proceeding shall be denied for any reason, payment of the same 50 shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holder may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in such proceeding. SECTION 6.10. Priorities. The Trustee shall pay out any money or property received by it in the following order: First: to the Trustee and the Agents for amounts due to each of them under Section 7.6; and Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid. SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes. ARTICLE VII. Trustee SECTION 7.1. Duties of Trustee. (a) If an Event of Default occurs and is continuing, the Trustee shall only exercise any of its rights and powers under this Indenture and the Notes to the extent it has received from the Holders of a majority of the principal amount of the Notes then outstanding written direction to do so; and provided further that the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee indemnity, security and/or prefunding satisfactory to the Trustee in its sole discretion, as applicable, against loss, liability or expense. (b) Subject to subsection (a) above: (i) the Trustee and the Agents undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents; and (ii) in the absence of gross negligence or bad faith on its part, each of the Trustee or the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions 51 expressed therein, upon certificates or opinions furnished to the Trustee under this Indenture and the Notes, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the form of such certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Notes, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). (c) The Trustee may not be relieved from liability for its grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved in a final and non-appealable decision of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5. (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may expressly agree in writing with the Company. (e) Money held by the Trustee need not be segregated from other funds except to the extent required by law. (f) No provision of this Indenture or the Notes shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1, Section 7.2 and Section 7.6. (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless (i) so directed in writing by the Holders of a majority in the principal amount of the outstanding Notes and (ii) such Holders shall have provided to the Trustee, security, prefunding and/or indemnity satisfactory to the Trustee against the costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction. SECTION 7.2. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or documents believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document. 52

(b) The Trustee may refer any question relating to the ownership of a Note or the adequacy or sufficiency of any evidence supplied in connection with the replacement of a Note to the Company for determination by the Company and rely upon any determination so made. (c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel. (d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care. (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct, respectively, does not constitute willful misconduct or gross negligence as determined in a final and non- appealable decision of a court of competent jurisdiction. (f) The Trustee may consult with professional advisors of its selection, and the advice or opinion of any such advisor with respect to matters relating to this Indenture or the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or thereunder in good faith and in accordance with the advice or opinion of any such advisor. (g) The Trustee may engage or be interested in any financial or other transaction with the Company and/or any of their Affiliates and may act as freely as if it were not appointed under this Indenture. (h) The Trustee shall not be bound to make any investigation into any statement, warranty or representation, or the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document made or in connection with this Indenture; moreover, the Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture or any other agreement, instrument or document, or (iii) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company's compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture. (i) The Trustee shall not be deemed to have knowledge of any matter including any Default or Event of Default except any Default or Event of Default of which a Trust Officer shall have received written notification from the Company or Holders at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture. 53

(j) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, the Registrar and each Agent in each of its capacities hereunder. (l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture. (m) The permissive rights of the Trustee enumerated herein shall not be construed as duties. (n) The Company shall provide prompt written notice to the Trustee of any change to its fiscal year. (o) The Trustee shall have no duty to inquire as to the performance, or monitor the compliance of the Company with respect to the covenants contained in Article III (as may be further amended by any supplemental indenture hereto). (p) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture. (q) No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation. SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes, in accordance with the provisions of this Indenture, and may otherwise deal with the Company, the Subsidiaries or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest or (ii) resign. SECTION 7.4. Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent. SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall cause to be provided to the Company and each Holder a written Notice of Default within 15 days after the Trustee obtains such knowledge. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. 54

SECTION 7.6. Compensation and Indemnity. The Company shall pay to the Trustee and each Agent from time to time such compensation for its services as the parties shall agree in writing from time to time. Neither the Trustee’s compensation nor any Agent’s compensation shall be limited by any law on compensation, including with respect to the Trustee, any law of a trustee of an express trust. The Company shall reimburse the Trustee and each Agent upon request for all reasonable out-of-pocket expenses properly incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services. Such expenses shall include the compensation and expenses, disbursements and advances of the Trustee’s or any Agent’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and each Agent or any of their predecessors in each of their capacities hereunder, and each of their officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of the Notes and this Indenture and the performance of their duties hereunder and thereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.6) and the Notes and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee and each Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or any Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee or Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or any Agent through its own willful misconduct or gross negligence as determined in a final and non-appealable decision of a court of competent jurisdiction. To secure the Company’s payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The right of the Trustee or an Agent to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Company. The Company’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law. The obligation of the Company under this Section 7.6 shall survive satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or an Agent. SECTION 7.7. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company with at least 30 days’ prior written notice. The Holders of a majority in principal amount of the Notes the then outstanding may remove the Trustee by so notifying the Company and the Trustee in writing 30 days in advance and may appoint a successor Trustee. The Company may remove the Trustee by so notifying the Trustee in writing 30 days in advance if: (a) the Trustee is adjudged bankrupt or insolvent; (b) a receiver or other public officer takes charge of the Trustee or its property; (c) the Trustee otherwise becomes incapable of acting; or 55

(d) the Trustee breaches this Indenture. If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6. If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section 7.7 the Company’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee. SECTION 7.8. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have. SECTION 7.9. Agents. Any Agent may resign, without any liability for doing so, and be discharged from its duties under this Indenture at any time by giving 30 days’ prior written notice of such resignation to the Trustee and the Company. The Trustee or Company may remove any Agent at any time by giving 30 days’ prior written notice to any Agent. Upon such notice, a successor Agent shall be appointed by the Company, who shall provide written notice of such to the Trustee. Such successor Agent shall become the Agent hereunder upon the resignation or removal date specified in such notice. If the Company is unable to replace the resigning Agent within 30 days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee (or its designee for such purposes) or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief. The costs and expenses (including its reasonable attorneys’ fees and expenses) incurred by the Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor Agent, the Agent shall deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent. Upon its resignation and delivery of any funds, the Agent shall be discharged of and from any and all further 56 obligations arising in connection with this Indenture, but shall continue to enjoy the benefit of Section 7.6. ARTICLE VIII. Discharge of Indenture; Defeasance SECTION 8.1. Discharge of Liability on Notes; Defeasance. (a) When (i) (x) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (y) all outstanding Notes not theretofore delivered to the Registrar for cancellation have become due and payable by reason of making a notice of redemption pursuant to Section 5.4 or otherwise, or will become due and payable within one year or may be called for redemption within one year under arrangements pursuant to Article V and the Company irrevocably deposits or causes to be deposited with the Trustee or another entity designated by the Trustee for such purpose as trust funds in trust solely for the benefit of the Holders in U.S. dollars, U.S. Government Obligations which mature prior to the Payment Date, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Registrar for cancellation for principal, premium, if any, and accrued interest to, but excluding, the date of maturity or redemption; (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit shall not result in a breach or violation of, or constitute a default under, any material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; (iii) the Company has paid or caused to be paid all sums payable on the date of deposit to the Trustee under this Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be, then this Indenture shall, subject to Section 8.1(c) cease to be of further effect. (b) Subject to Sections 8.1(c) and 8.2 the Company at its option and at any time may terminate (i) all the obligations of the Company under the Notes and this Indenture (“legal defeasance”) or (ii) the obligations of the Company under Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9, and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(a)(iii), 6.1(a)(iv), 6.1(a)(v), 6.1(a)(vi), 6.1(a)(vii) (only with respect to its Subsidiaries), 6.1(a)(viii) (only with respect to its Subsidiaries) and 6.1(a)(ix) (clause (ii) being referred to as the “covenant defeasance option”) but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(a)(iii), 6.1(a)(iv), 6.1(a)(v) (only with respect to the covenants subject to such covenant defeasance), 6.1(a)(vi), 6.1(a)(vii) (only with respect to its Subsidiaries), 6.1(a)(viii) (only with respect to its Subsidiaries) or 6.1(a)(ix). 57

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates. (c) Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.10, 2.12, 3.1, 6.7, 7.1, 7.2, 7.6, 7.7, 8.1(b) (with respect to legal defeasance), 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 6.7, 7.6, 8.4 and 8.5 shall survive. SECTION 8.2. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if: (a) the Company shall irrevocably deposit with the Trustee or another entity designated by the Trustee for such purpose, in trust, for the benefit of the Holders, U.S. dollars or U.S. Government Obligations, or a combination of U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date; (b) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (c) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the respective outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (d) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (e) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings); (f) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of Section 547 of Title 11 of the United States Code; 58

(g) the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (h) the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with. SECTION 8.3. Application of Trust Money. The Trustee, or other entity, as applicable, shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. SECTION 8.4. Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon receipt of an Officers’ Certificate any money or U.S. Government Obligations held by it as provided in this Article VIII that are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors. SECTION 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee or other entity, as applicable, against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations. SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes, shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. ARTICLE IX. Amendments SECTION 9.1. Without Consent of Holders. This Indenture and the Notes may be amended or supplemented without notice to or consent of any Holder: (a) to cure any ambiguity, omission, defect or inconsistency; (b) to comply with Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture and the Notes; 59

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes; (d) to add Guarantees with respect to the Notes; (e) to add to the covenants of the Company for the benefit of the Holders, add Events of Default or to surrender any right or power herein conferred upon the Company; (f) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, if applicable; or (g) to provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture. After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender. Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.2 and 10.2, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. SECTION 9.2. With Consent of Holders. This Indenture and the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Any past default or non-compliance with the provisions of this Indenture and the Notes may be waived with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the written consent of each Holder of an outstanding Note affected thereby, no amendment, supplement or waiver may: (a) reduce the principal amount of Notes whose Holders must consent to an amendment; (b) reduce the rate of or extend the time for payment of interest on any Note; (c) reduce the principal of or extend the Stated Maturity of any Note; (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes issued hereunder (except a rescission of acceleration of Notes issued hereunder by the Holders of at least a majority in aggregate principal amount of the Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration); (e) change the time at which any Note may be redeemed in accordance with Article V whether through an amendment or waiver of provisions in the covenants or otherwise; 60

(f) make any Note payable in a currency other than that stated in the Note; (g) impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; (h) make any change in the amendment provisions in this Section 9.2; or (i) make the Notes subordinated in right of payment to any other obligations. It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Note shall not be rendered invalid by such tender. SECTION 9.3. Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed (and notice of such date shall have been provided to the Trustee), then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or revoke such consent or to take any such action, whether or not such Persons continue to be Holders after such record date. SECTION 9.4. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and upon receipt of an Authentication Order the Registrar shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment. SECTION 9.5. Trustee to Sign Amendments. Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.2 and 10.2, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing any amendment, supplement or waiver pursuant to this Article IX the Trustee shall be entitled to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by or complies with this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. 61

ARTICLE X. Miscellaneous SECTION 10.1. Notices. Notices given by publication shall be deemed given on the first date on which publication is made. Notices given by facsimile shall be deemed given on the date the facsimile is transmitted and notices delivered by an internationally recognized mail carrier, postage prepaid, shall be deemed given two Business Day after mailing. Any notice or communication shall be in writing and delivered by publication, facsimile, electronic mail, or by mail carrier addressed as follows: if to the Company: FedNat Holding Company 14050 N.W. 14th Street Suite 180 Sunrise, FL 33323 Phone: Email: Facsimile: if to the Trustee, Registrar and Paying Agent: The Bank of New York Mellon 240 Greenwich Street, Floor 7E New York, New York 10286 Attention: Corporate Trust Administration Fax: 212-815-5595 Email: dimple.gandhi@bnymellon.com The Company, the Trustee or any of the Agents by notice to the others may designate additional or different addresses for subsequent notices or communications. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. Each of the Trustee and the Agents agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee or the Agents shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the party elects to give the Trustee or an Agent email or facsimile instructions (or instructions by a similar electronic method) and the Trustee or such Agent in its discretion elects to act upon such instructions, the Trustee’s or such Agent’s understanding of such instructions shall be deemed controlling. Neither the Trustee nor any Agent shall 62 be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or an Agent’s, as applicable, reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or an Agent, as applicable, including without limitation the risk of the Trustee or an Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties. Whenever a note or other communication to the Holder is required under this Indenture, unless and until Definitive Notes shall have been issued to the Holders pursuant to Section 2.6, the Trustee and the Paying Agent shall give all notices and communications specified herein to the relevant Depositary. SECTION 10.2. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Notes on the date hereof), the Company shall furnish to the Trustee: (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with. SECTION 10.3. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with. In giving any such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials. SECTION 10.4. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. 63

SECTION 10.5. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders, such rules not to be inconsistent with this Indenture. The Registrar and the Paying Agent may make reasonable rules for their functions, such rules not to be inconsistent with this Indenture. SECTION 10.6. Days Other than Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected. SECTION 10.7. Governing Law; Submission to Jurisdiction. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Company, Holders, Trustee, Paying Agent and Registrar irrevocably consent and agree, from time to time for the benefit of the Holders of the Notes and the Trustee, that any legal action, suit or proceeding against them with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consent and submit to the jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. The Company, Holders, Trustee, Paying Agent and Registrar irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the State of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. SECTION 10.8. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. SECTION 10.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling Person, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company or any Subsidiary under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee and the Agents in this Indenture shall bind their respective successors. SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. 64

SECTION 10.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. SECTION 10.13. Force Majeure. In no event shall any party to this Indenture be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such party shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Section 10.14 Tax Matters. Each of the Holders, the Company, the Paying Agent and the Trustee agree (i) to cooperate and to provide the other with such reasonable information as each may have in its possession to enable the determination of whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that each of the Paying Agent and the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Paying Agent and the Trustee shall not have any liability. SECTION 10.15 Complaints. All complaints to the Paying Agent should be directed to the relevant relationship manager. The Paying Agent may reply to any such complaint on paper or by electronic mail. [Remainder of Page Intentionally Left Blank] 65

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above. FedNat Holding Company By: /s/ Ronald A. Jordan Name: Ronald A. Jordan Title: CFO The Bank of New York Mellon, as Trustee, Paying Agent and Registrar By: /s/ Francine Kincaid Name: Francine Kincaid Title: Vice President [Signature Page to Indenture]

EXHIBIT A FORM OF 144A GLOBAL NOTE UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER ANY OF THE NOTES REPRESENTED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM ANY OF THE NOTES REPRESENTED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. No. [ ] Principal Amount $[ ] as revised by the Schedule of Increases or Decreases in the Global Note attached hereto CUSIP: 31431B AA7 ISIN: US31431BAA70 A-1

FEDNAT HOLDING COMPANY Senior Unsecured Notes due 2029 FedNat Holding Company, a corporation organized under the laws of Florida, for value received, hereby promises to pay to CEDE & CO., or registered assigns in accordance with the terms and conditions hereof, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on March 15, 2029, together with interest on the then outstanding principal amount of the Notes on each Payment Date at the rate per annum and terms specified herein. Payment Dates: March 15 and September 15 of each year, commencing on September 15, 2019 and ending on March 15, 2029, or if any such day is not a Business Day, the next succeeding day that is a Business Day. Record Dates: 15 calendar days immediately preceding such Payment Date. Additional provisions of this Note are set forth on the reverse side of this Note. Capitalized terms used and not otherwise defined herein are defined in the Indenture dated as of March 5, 2019 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”). Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to above and on the reverse side hereof, or be valid or obligatory for any purpose. FEDNAT HOLDING COMPANY By: Name: Title: [Rule 144A Note] A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes designated as the Senior Unsecured Notes due 2029 referred to in the Indenture. THE BANK OF NEW YORK MELLON, as Trustee, By: Authorized Signatory Date: [Rule 144A Note] A-3

FORM OF REVERSE OF 144A GLOBAL NOTE Senior Unsecured Notes due 2029 1. Principal and Interest FedNat Holding Company, a corporation organized under the laws of Florida (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received, promises to pay (a) the outstanding principal amount of the Notes on March 15, 2029 and (b) interest on the then outstanding principal amount of the Notes on each Payment Date at the fixed rate per annum specified below. The Company shall pay interest in arrears on the then-outstanding principal amount of Notes at a fixed rate per annum equal to the Interest Rate on March 15 and September 15 of each year, commencing on September 15, 2019 and ending on March 15, 2029 (each, a “Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 5, 2019 (each, an “Interest Accrual Period”). The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30- day months. “Interest Rate” means a per annum rate equal to (a) 7.5% for each Interest Accrual Period for which a Step-up Event is not in effect at all times during such Interest Accrual Period; or (b) for each Interest Accrual Period for which a Step-up Event is in effect at any point during such Interest Accrual Period, 7.5% plus an additional 50 basis points for each notch downgrade of the Company below “BBB-” (or its equivalent rating) by the Applicable Rating Agency. “Step-up Event” shall occur and be in effect for any Interest Accrual Period or part thereof for which the Notes are rated “BB+” or lower by the Applicable Rating Agency. The Company shall notify the Trustee in writing of any Step-up Event within three Business Days following such Step-up Event. The Trustee shall not be charged with knowledge of a Step-up Event unless and until it has received written notice of such Step-up from either (i) the Company or (ii) Holders representing a majority of the outstanding principal amount of the Notes. “Applicable Rating Agency” means one of the following Rating Agencies at any given time: (i) in the case that there is only one Rating Agency rating the Notes, such Rating Agency, (ii) in the case that there are two Rating Agencies rating the Notes, such Rating Agency providing the lower rating, or (iii) in the case that there are three or more Rating Agencies rating the Notes, such Rating Agency providing the second lowest rating. The initial Rating Agency shall be Egan Jones. 2. Method of Payment By no later than 10:00 a.m. (New York time) on the Business Day prior to which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest (other than Definitive Notes). Interest (except Defaulted Interest) shall be due and payable to the Persons who are registered Holders of Notes at the close of business on one Business Day immediately preceding the Record Date for such Payment Date unless Notes are cancelled, repurchased, or redeemed after the Record Date and before the Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. A-4

Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the Company by the transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof. 3. Paying Agent and Registrar Initially, The Bank of New York Mellon shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar or co-registrar. 4. Indenture The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture, and all capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior unsecured obligations of the Company. This Note is one of the Senior Unsecured Notes due 2029 referred to in the Indenture (herein called “Notes”). The Indenture, among other things, imposes certain covenants including as specified in Article III. The Indenture also imposes requirements with respect to the provision of financial information. The Indenture also contains certain exceptions to the foregoing, and this description is qualified in its entirety by reference to the Indenture. 5. Repurchase upon Change of Control. The Notes may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make sinking fund payments with respect to the Notes. 6. Denominations; Transfer; Exchange The Notes are in registered form without coupons in initial denominations of $100,000 principal amount and integral multiples of $10,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee and the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning three Business Days before a Payment Date and ending on such Payment Date. 7. Optional Redemption (a) At any time prior to March 15, 2024, the Company may, at its option, redeem all or, from time to time, any part of the Notes, at a redemption price equal to 100.00% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest and principal on such Notes, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive principal and interest due on the relevant Payment Date that is on or prior to the applicable redemption date). (b) On or after March 15, 2024, the Company may, at its option, redeem all or, from time to time, any part of the Notes, at the following redemption prices (expressed as a percentage of outstanding A-5 principal amount of the Notes to be redeemed) plus accrued and unpaid interest and principal on such Notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below (subject to the rights of Holders of record on the relevant Record Date to receive principal and interest due on the relevant Payment Date that is on or prior to the applicable redemption date): Year Redemption Price 2024 103.750% 2025 101.875% 2026 and thereafter 100.00% (c) Any redemption pursuant to this Paragraph 7 shall be made pursuant to the provisions of Article V of the Indenture. “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (1) 1.0% of the then outstanding principal amount of such Note and (2) the excess (if any) of: (A) the present value at such redemption date of (i) the redemption price of such Note at March 15, 2024 (such redemption price being set forth in the table in Section 7(b) hereof) (excluding any accrued but unpaid interest), plus (ii) all required interest payments due on such Note through March 15, 2024 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points; over (B) the then outstanding principal amount of such Note. The Company will calculate the Applicable Premium and the Trustee will not be responsible for such calculation. “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2024; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year will be used. 8. Persons Deemed Owners The registered Holder of this Note may be treated as the owner of it for all purposes. 9. Unclaimed Money If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment. A-6

10. Discharge and Defeasance Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations sufficient for the payment of principal and interest on the Notes to redemption or maturity, as the case may be. 11. Amendment, Waiver Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes) and (ii) any default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture and the Notes, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add Guarantees with respect to the Notes, or to add to the covenants of the Company for the benefit of the Holders, add Events of Default or to surrender any right or power conferred by the Indenture upon the Company, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, if applicable, or to provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture. 12. Defaults and Remedies Under the Indenture, and subject to the terms and provisions of the Indenture, Events of Default include, without limitation: (i) default in payment of interest when due on the Notes continuing for 10 consecutive Business Days; (ii) default in payment of the principal of or premium, if any, on the Notes at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with its obligations under certain provisions of Article III of the Indenture, (iv) failure by the Company to comply with certain other provisions or agreements in the Indenture and the Notes, in certain cases subject to notice and lapse of time; (v) default in other payment obligations of the Company or any of its Subsidiaries; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary; (vii) certain final judgments or decrees for the payment of money in excess of $1,000,000; and (viii) breach by the Company in any material respect of any representation or covenant made to the Holders in the Note Purchase Agreement, each subject to any applicable grace periods as set forth in the Indenture or Note Purchase Agreement, as applicable. If an Event of Default occurs and is continuing, the Trustee or Holders of at least majority in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default. A-7

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless the Trustee receives indemnity and/or security satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. 13. Trustee Dealings with the Company Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes, subject to the terms and conditions of the Indenture. Additionally, the Trustee may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. 14. No Recourse Against Others An incorporator, director, officer, employee, stockholder or controlling Person of the Company or any Subsidiary shall not have any liability for any obligations of the Company or any Subsidiary under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. 15. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note. 16. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act). 17. CUSIP and ISIN Numbers The Company may cause one or more CUSIP and/or ISIN numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon. 18. Successor Entity When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations. 19. Governing Law; Request for Indenture This Note shall be governed by, and construed in accordance with, the laws of the State of New York. A-8

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: FedNat Holding Company 14050 N.W. 14th Street Suite 180 Sunrise, FL 33323 Attention: Chief Financial Officer A-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The initial principal amount of the Note shall be $ [ ]. The following increases or decreases in this Global Note have been made: Amount of Decrease Principal Amount of Signature of in Amount of Increase in this Global Note authorized Principal Amount of Principal Amount of Following signatory of Date of this this such Decrease or Registrar or Exchange Global Note Global Note Increase Depositary A-10

ASSIGNMENT FORM To assign this Note, fill in the form below: I or we assign and transfer this Note to (Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D.. No.) and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: Your Signature: Signature Guarantee: (Signature must be guaranteed) Sign exactly as your name appears on the other side of this Note. A-11

EXHIBIT B FORM OF IAI GLOBAL NOTE UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS AN INSTITUTIONAL ACCREDITED INVESTOR (UNDER RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER ANY OF THE NOTES REPRESENTED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM ANY OF THE NOTES REPRESENTED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. No. [ ] Principal Amount $[ ] as revised by the Schedule of Increases or Decreases in the Global Note attached hereto CUSIP: 31431B AB5 ISIN: US31431BAB53 B-1

FEDNAT HOLDING COMPANY Senior Unsecured Notes due 2029 FedNat Holding Company, a corporation organized under the laws of Florida, for value received, hereby promises to pay to CEDE & CO., or registered assigns in accordance with the terms and conditions hereof, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, on March 15, 2029, together with interest on the then outstanding principal amount of the Notes on each Payment Date at the rate per annum and terms specified herein. Payment Dates: March 15 and September 15 of each year, commencing on September 15, 2019 and ending on March 15, 2029, or if any such day is not a Business Day, the next succeeding day that is a Business Day. Record Dates: Fifteen calendar days immediately preceding such Payment Date. Additional provisions of this Note are set forth on the reverse side of this Note. Capitalized terms used and not otherwise defined herein are defined in the Indenture dated as of March 5, 2019 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”). Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to above and on the reverse side hereof, or be valid or obligatory for any purpose. FEDNAT HOLDING COMPANY By: Name: Title: [IAI Note] B-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Notes designated as the Senior Unsecured Notes due 2029 referred to in the Indenture. THE BANK OF NEW YORK MELLON, as Trustee, By: Authorized Signatory Date: [IAI Note] B-3

FORM OF REVERSE OF IAI GLOBAL NOTE Senior Unsecured Notes due 2029 1. Principal and Interest FedNat Holding Company, a corporation organized under the laws of Florida (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received, promises to pay (a) the outstanding principal amount of the Notes on March 15, 2029 and (b) interest on the then outstanding principal amount of the Notes on each Payment Date at the fixed rate per annum specified below. The Company shall pay interest in arrears on the then-outstanding principal amount of Notes at a fixed rate per annum equal to the Interest Rate on March 15 and September 15 of each year, commencing on September 15, 2019 and ending on March 15, 2029 (each, a “Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 5, 2019 (each, an “Interest Accrual Period”). The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30- day months. “Interest Rate” means a per annum rate equal to (a) 7.5% for each Interest Accrual Period for which a Step-up Event is not in effect at all times during such Interest Accrual Period; or (b) for each Interest Accrual Period for which a Step-up Event is in effect at any point during such Interest Accrual Period, 7.5% plus an additional 50 basis points for each notch downgrade of the Company below “BBB-” (or its equivalent rating) by the Applicable Rating Agency. “Step-up Event” shall occur and be in effect for any Interest Accrual Period or part thereof for which the Notes are rated “BB+” or lower by the Applicable Rating Agency. The Company shall notify the Trustee in writing of any Step-up Event within three Business Days following such Step-up Event. The Trustee shall not be charged with knowledge of a Step-up Event unless and until it has received written notice of such Step-up from either (i) the Company or (ii) Holders representing a majority of the outstanding principal amount of the Notes. “Applicable Rating Agency” means one of the following Rating Agencies at any given time: (i) in the case that there is only one Rating Agency rating the Notes, such Rating Agency, (ii) in the case that there are two Rating Agencies rating the Notes, such Rating Agency providing the lower rating, or (iii) in the case that there are three or more Rating Agencies rating the Notes, such Rating Agency providing the second lowest rating. The initial Rating Agency shall be Egan Jones. 2. Method of Payment By no later than 10:00 a.m. (New York time) on the Business Day prior to which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest (other than Definitive Notes). Interest (except Defaulted Interest) shall be due and payable to the Persons who are registered Holders of Notes at the close of business on one Business Day immediately preceding the Record Date for such Payment Date unless Notes are cancelled, repurchased, or redeemed after the Record Date and before the Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. B-4

Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by the Company by the transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof. 3. Paying Agent and Registrar Initially, The Bank of New York Mellon shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, Registrar or co-registrar. 4. Indenture The Company issued the Notes under the Indenture. The terms of the Notes include those stated in the Indenture, and all capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior unsecured obligations of the Company. This Note is one of the Senior Unsecured Notes due 2029 referred to in the Indenture (herein called “Notes”). The Indenture, among other things, imposes certain covenants including as specified in Article III. The Indenture also imposes requirements with respect to the provision of financial information. The Indenture also contains certain exceptions to the foregoing, and this description is qualified in its entirety by reference to the Indenture. 5. Repurchase upon Change of Control. The Notes may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make sinking fund payments with respect to the Notes. 6. Denominations; Transfer; Exchange The Notes are in registered form without coupons in initial denominations of $100,000 principal amount and integral multiples of $10,000 thereafter. A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee and the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning three Business Days before a Payment Date and ending on such Payment Date. 7. Optional Redemption (a) At any time prior to March 15, 2024, the Company may, at its option, redeem all or, from time to time, any part of the Notes, at a redemption price equal to 100.00% of the principal amount of the Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest and principal on such Notes, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive principal and interest due on the relevant Payment Date that is on or prior to the applicable redemption date). (b) On or after March 15, 2024, the Company may, at its option, redeem all or, from time to time, any part of the Notes, at the following redemption prices (expressed as a percentage of outstanding B-5 principal amount of the Notes to be redeemed) plus accrued and unpaid interest and principal on such Notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below (subject to the rights of Holders of record on the relevant Record Date to receive principal and interest due on the relevant Payment Date that is on or prior to the applicable redemption date): Year Redemption Price 2024 103.750% 2025 101.875% 2026 and thereafter 100.00% (c) Any redemption pursuant to this Paragraph 7 shall be made pursuant to the provisions of Article V of the Indenture. “Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (1) 1.0% of the then outstanding principal amount of such Note and (2) the excess (if any) of: (A) the present value at such redemption date of (i) the redemption price of such Note at March 15, 2024 (such redemption price being set forth in the table in Section 7(b) hereof) (excluding any accrued but unpaid interest), plus (ii) all required interest payments due on such Note through March 15, 2024 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points; over (B) the then outstanding principal amount of such Note. The Company will calculate the Applicable Premium and the Trustee will not be responsible for such calculation. “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2024; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year will be used. 8. Persons Deemed Owners The registered Holder of this Note may be treated as the owner of it for all purposes. 9. Unclaimed Money If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment. B-6

10. Discharge and Defeasance Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations sufficient for the payment of principal and interest on the Notes to redemption or maturity, as the case may be. 11. Amendment, Waiver Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes) and (ii) any default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture and the Notes, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add Guarantees with respect to the Notes, or to add to the covenants of the Company for the benefit of the Holders, add Events of Default or to surrender any right or power conferred by the Indenture upon the Company, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, if applicable, or to provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture. 12. Defaults and Remedies Under the Indenture, and subject to the terms and provisions of the Indenture, Events of Default include, without limitation: (i) default in payment of interest when due on the Notes continuing for 10 consecutive Business Days; (ii) default in payment of the principal of or premium, if any, on the Notes at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with its obligations under certain provisions of Article III of the Indenture, (iv) failure by the Company to comply with certain other provisions or agreements in the Indenture and the Notes, in certain cases subject to notice and lapse of time; (v) default in other payment obligations of the Company or any of its Subsidiaries; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary; (vii) certain final judgments or decrees for the payment of money in excess of $1,000,000; and (viii) breach by the Company in any material respect of any representation or covenant made to the Holders in the Note Purchase Agreement, each subject to any applicable grace periods as set forth in the Indenture or Note Purchase Agreement, as applicable. If an Event of Default occurs and is continuing, the Trustee or Holders of at least majority in aggregate principal amount of the outstanding Notes then outstanding may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default. B-7

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless the Trustee receives indemnity and/or security satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. 13. Trustee Dealings with the Company Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes, subject to the terms and conditions of the Indenture. Additionally, the Trustee may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. 14. No Recourse Against Others An incorporator, director, officer, employee, stockholder or controlling Person of the Company or any Subsidiary shall not have any liability for any obligations of the Company or any Subsidiary under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. 15. Authentication This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note. 16. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act). 17. CUSIP and ISIN Numbers The Company may cause one or more CUSIP and/or ISIN numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon. 18. Successor Entity When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations. 19. Governing Law; Request for Indenture This Note shall be governed by, and construed in accordance with, the laws of the State of New York. B-8

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to: FedNat Holding Company 14050 N.W. 14th Street Suite 180 Sunrise, FL 33323 Attention: Chief Financial Officer B-9

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE The initial principal amount of the Note shall be $ [ ]. The following increases or decreases in this Global Note have been made: Amount of Decrease Principal Amount of Signature of in Amount of Increase in this Global Note authorized Principal Amount of Principal Amount of Following signatory of Date of this this such Decrease or Registrar or Exchange Global Note Global Note Increase Depositary B-10

ASSIGNMENT FORM To assign this Note, fill in the form below: I or we assign and transfer this Note to (Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D.. No.) and irrevocably appoint as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him. Date: Your Signature: Signature Guarantee: (Signature must be guaranteed) Sign exactly as your name appears on the other side of this Note. B-11

EXHIBIT C FORM OF CERTIFICATE OF TRANSFER FedNat Holding Company 14050 N.W. 14th Street Suite 180 Sunrise, FL 33323 Attention: Chief Financial Officer The Bank of New York Mellon, as Trustee and Registrar 240 Greenwich Street, Floor 7E New York, New York 10286 Attention: Corporate Trust Administration Re: Senior Unsecured Notes due 2029 Reference is hereby made to the Indenture dated as of March 5, 2019 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto.. In connection with the Transfer, the Transferor hereby certifies that: [CHECK ALL THAT APPLY] 1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act. 2. Check and complete if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes C-1

and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one): (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; Or (b) or such Transfer is being effected to the Company or a subsidiary thereof; Or (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Or (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit E to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act. 3. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, or Restricted Definitive Notes and in the Indenture. (b) Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on C-2 transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Transferor] By: Name: Title: Dated: C-3

EXHIBIT D FORM OF CERTIFICATE OF EXCHANGE FedNat Holding Company 14050 N.W. 14th Street Suite 180 Sunrise, FL 33323 Attention: Chief Financial Officer The Bank of New York Mellon, as Trustee and Registrar 240 Greenwich Street, Floor 7E New York, New York 10286 Attention: Corporate Trust Administration Re: Senior Unsecured Notes due 2029 Reference is hereby made to the Indenture dated as of March 5, 2019 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Transferor hereby certifies that: 1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note. (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (b) Check if Exchange is from a beneficial interest in a Restricted Global Note to an Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the D-1

Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (c) Check if Exchange is from a Restricted Definitive Note to a beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. (d) Check if Exchange is from a Restricted Definitive Note to an Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States. 2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes. (a) Check if Exchange is from a beneficial interest in a Restricted Global Note to an Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act. (b) Check if Exchange is from a Restricted Definitive Note to a beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] _ 144A Global Note, _ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in D-2 compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act. This certificate and the statements contained herein are made for your benefit and the benefit of the Company. [Insert Name of Owner] By: Name: Title: Dated: D-3

EXHIBIT E FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR FedNat Holding Company 14050 N.W. 14th Street Suite 180 Sunrise, FL 33323 Attention: Chief Financial Officer The Bank of New York Mellon, as Trustee and Registrar 240 Greenwich Street, Floor 7E New York, New York 10286 Attention: Corporate Trust Administration Re: Senior Unsecured Notes due 2029 Reference is hereby made to the Indenture dated as of March 5, 2019 (as hereafter amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. In connection with our proposed purchase of ____________ aggregate principal amount of: (a) ☐ a beneficial interest in a Global Note, or (b) ☐ a Definitive Note, we confirm that: 1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”). 2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter or (D) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. E-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. 4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. 5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. [Insert Name of Accredited Owner] By: Name: Title: Dated: E-2